Exhibit 32.1 - SECTION 906 CERTIFICATION

EXHIBIT 32.1

Section 1350 Certifications

I am the Principal Executive Officer and Principal Financial Officer of Monster Offers, a Nevada corporation (the “Company”). I am delivering this certificate in connection with the Form 10-K of the Company for the fiscal period ended December 31, 2011 and filed with the U.S. Securities and Exchange Commission (“Form 10-K”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Monster Offers (the “Company”) certifies to his knowledge that:

(1)	The Annual Report on Form 10-K of the Company for the period ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in that Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Paul Gain
Paul Gain
Principal Executive Officer Principal Financial Officer

Date: April 16, 2012